Exhibit 10.3

FIRST AMENDMENT
TO CREDIT AGREEMENT

               This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of August 13, 2004 and entered into by and among COVANTA POWER INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Company”), and THE SUBSIDIARIES OF COMPANY LISTED ON THE SIGNATURE PAGES HEREOF AS BORROWERS (collectively, Company and such Subsidiaries of Company are “Borrowers” and each a “Borrower”), COVANTA ENERGY AMERICAS, INC., a Delaware corporation (“CEA”), as a Loan Party, THE LENDERS PARTY HERETO, and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent for the Lenders (“Administrative Agent”), and is made with reference to that certain Credit Agreement dated as of March 10, 2004 by and among Borrowers, the financial institutions parties thereto as Lenders and Administrative Agent (the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement (as amended by this Amendment).

RECITALS

               WHEREAS, Borrowers and the undersigned Lenders desire (i) to amend the Credit Agreement to permit a restructuring of the obligations relating to the Trezzo waste-to-energy Project, to permit the termination of the power purchase agreement relating to the Bataan cogeneration Project and to permit a working capital credit line for the Linan cogeneration Project, and (ii) to make certain other amendments to the Credit Agreement, subject to the terms and conditions set forth below;

               NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

     1.1 Provisions Relating to Defined Terms.

               A. Subsection 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

          “Bataan Project” means the cogeneration plant Project in Bataan, the Phillippines.

          “CWTEI” means Covanta Waste to Energy of Italy, Inc., a Delaware corporation.

          “Euro” means the single currency of participating member states of the European Monetary Union.

          “First Amendment” means the First Amendment to Credit Agreement by and among Borrowers, CEA, Administrative Agent and Lenders, dated as of August 13, 2004.

          “First Amendment Effective Date” has the meaning assigned to that term in Section 2 of the First Amendment.

          “Linan JV” means Linan Ogden-Jinjiang Cogeneration Co., Ltd., a company organized under the laws of the People’s Republic of China.

          “Linan Project” means the cogeneration plan Project in Linan, China.

          “Terminated Trezzo Agreement” means the Ogden Equity Contribution Agreement dated February 9, 2001, as in effect immediately prior to the First Amendment Effective Date, relating to the Trezzo Project, pursuant to which agreement Covanta Energy Group, Inc. was (immediately prior to the First Amendment Effective Date) obligated to make capital contributions to Trezzo Project Company in Euros in an amount approximately equal to the Dollar equivalent of $1,300,000.

          “Trezzo Capitalization Agreement” means a capitalization agreement in substantially the form delivered to Administrative Agent pursuant to Section 2.1 of the First Amendment between CWTEI and Trezzo Project Company, setting forth the terms of the subordinated loans owed to CWTEI by Trezzo Project Company as modified upon the consummation of the Trezzo Project Restructuring, and pursuant to which CWTEI is obligated to make additional subordinated loans to Trezzo Project Company (i) up to 132,653 Euros if Trezzo Project Company’s throughput permit is not increased to a capacity of 500 tons/day by June 30, 2006 and (ii) up to 990,000 Euros in the event of an adverse outcome to Trezzo Project Company in its ongoing arbitration proceedings with Protecma Srl., the EPC contractor for the Trezzo Project.

          “Trezzo Project” means the waste-to-energy facility Project in Trezzo, Italy.

          “Trezzo Project Company” means Prima, S.r.l., a company organized under the laws of Italy.

          “Trezzo Project Restructuring” means, collectively: (i) the incurrence by Trezzo Project Company of Indebtedness in an amount up to 77,000,000 Euros to refinance certain existing obligations related to the Trezzo Project outstanding immediately prior to the First Amendment Effective Date and to fund working capital purposes; (ii) the granting of Liens by CWTEI on its equity interests in Trezzo Project Company and on its rights (including its rights with respect to subordinated loans advanced to Trezzo Project Company) under the Trezzo Capitalization Agreement, in each case to secure the Indebtedness described in clause (i) of this definition; (iii) the termination of the Terminated Trezzo Agreement; (iv) the execution and delivery by CWTEI and Trezzo Project Company of the Trezzo Capitalization Agreement; (v) either the creation of an escrow account by CWTEI of not more than 1,122,000 Euros to secure its obligations under the Trezzo Capitalization Agreement or the posting of a letter of credit in the maximum amount of 1,122,000 Euros to secure such obligations; and (vi) the repayment in cash by Trezzo Project Company of not less than 1,282,000 Euros of the approximately 2,250,000 Euro principal amount of subordinated loans owed to CWTEI.

          “Trezzo Project Restructuring Conditions” means, collectively: (i) the consummation of the Trezzo Project Restructuring; (ii) delivery by Company to Administrative Agent of an Officer’s Certificate certifying (a) that the requirements of the Trezzo Project Restructuring set forth in clauses (i) through (vi) of the definition of “Trezzo Project Restructuring” have been met, (b) that Covanta, Borrowers and each of their respective Subsidiaries have no outstanding or further obligations to Trezzo Project Company under the Terminated Trezzo Agreement, (c) that Borrowers and their respective Subsidiaries have no obligations to make any Investments in Trezzo Project Company or related to the Trezzo Project after consummation of the Trezzo Project Restructuring, other than the Investments required under the Trezzo Capitalization Agreement described in the definition of “Trezzo Capitalization Agreement”, and (d) that the Indebtedness described in clause (i) of the definition of “Trezzo Project Restructuring” is non-recourse to Borrowers and their Subsidiaries except with respect to the Liens described in clause (ii) of the definition of “Trezzo Project Restructuring”; (iii) delivery by Company to Administrative Agent of written evidence in form and substance satisfactory to Administrative Agent that the Indebtedness described in clause (i) of the definition of “Trezzo Project Restructuring” is non-recourse to Borrowers and their Subsidiaries except with respect to the Liens described in clause (ii) of the definition of “Trezzo Project Restructuring”; (iv) written acknowledgement by Trezzo Project Company (in form and substance satisfactory to Administrative Agent) that it has no claims against Covanta, Borrower or any of their respective Subsidiaries arising out of or relating to the Terminated Trezzo Agreement; and (v) Administrative Agent’s satisfaction with the form and substance of the documentation implementing the Trezzo Project Restructuring.

     1.2 Provisions Relating to Negative Covenants.

               A. Subsection 6.1 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of paragraph (ix) thereof, (ii) deleting the “.” at the end of paragraph (x) thereof and substituting therefor “; and” and (iii) adding at the end thereof the following new paragraph (xi):

          “(xi) After the First Amendment Effective Date, Linan JV may become and remain liable with respect to Indebtedness under a working capital credit line denominated in local Chinese currency, so long as (a) the Dollar equivalent amount of such Indebtedness at any time outstanding shall not exceed $600,000, (b) the holder or obligee of such Indebtedness shall have no recourse to any Borrower or any Subsidiary of any Borrower (or any of their assets) other than Linan JV, and (c) the holder or obligee shall have no recourse to any assets of Linan JV and its Subsidiaries other than assets subject to Liens permitted under subsection 6.2A(xi).”.

               B. Subsection 6.2A of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of paragraph (ix) thereof, (ii) deleting the “.” at the end of paragraph (x)

thereof and substituting therefor “;” and (iii) adding at the end thereof the following new paragraphs (xi) and (xii):

          “(xi) Linan JV may grant Liens on its assets (including bank accounts) to secure its obligations with respect to Indebtedness permitted under subsection 6.1(xi); and

          (xii) CWTEI may (a) grant Liens upon consummation of the Trezzo Project Restructuring on the collateral described in clause (ii) of the definition of “Trezzo Project Restructuring”, to secure Indebtedness incurred by Trezzo Project Company described in clause (i) of the definition of “Trezzo Project Restructuring”, (b) establish the cash escrow account described in clause (v) of the definition of “Trezzo Project Restructuring”, and (c) in lieu of establishing the escrow account described in clause (b), grant Liens on cash to secure the letter of credit described in clause (v) of the definition of “Trezzo Project Restructuring”, in the case of either clause (b) or (c) to secure its obligations under the Trezzo Capitalization Agreement.”.

               C. Subsection 6.3 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of paragraph (viii) thereof, (ii) inserting immediately before clause (b) of paragraph (ix) thereof “, and” , (iii) deleting from paragraph (ix) thereof the phrase “and (c) in an aggregate amount not to exceed $1,600,000 in the Trezzo waste-to-energy Project,”, (iv) deleting the “.” at the end of paragraph (ix) thereof and substituting therefor “; and”, and (v) adding at the end thereof the following new paragraph (x):

          “(x) CWTEI may make and own Investments consisting of subordinated loans to Trezzo Project Company made pursuant to the terms of (and required under) the Trezzo Capitalization Agreement, in an aggregate amount advanced not to exceed 1,122,000 Euros.”.

               D. Subsection 6.4 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of paragraph (vi) thereof, (ii) deleting the “.” at the end of paragraph (vii) thereof and substituting therefor “;” and (iii) adding at the end thereof the following new paragraphs (viii) and (ix):

          “(viii) CWTEI may become and remain liable with respect to the Trezzo Capitalization Agreement concurrently with the consummation of the Trezzo Project Restructuring, so long as the Trezzo Project Restructuring Conditions are satisfied; and

          (ix) CWTEI may, concurrently with the consummation of the Trezzo Project Restructuring, become and remain liable under arrangements with respect to either (a) the cash escrow account or (b) the issuance and reimbursement of drawings under the letter of credit, in either case described in clause (v) of the definition of “Trezzo Project Restructuring”, so long as the Trezzo Project Restructuring Conditions are satisfied.”.

     1.3 Provisions Relating to Events of Default.

               Subsection 7.14 of the Credit Agreement is hereby amended by adding immediately prior to the “;” at the end thereof the following new proviso:

               “provided, however, that termination by Company and its Subsidiaries of the Power Supply and Purchase Agreement dated June 28, 1993 in effect on the Closing Date relating to the Bataan Project shall not constitute an Event of Default under this subsection 7.14 (regardless of whether such termination occurred prior to the First Amendment Effective Date), so long as such termination is pursuant to the contractual right of pre-termination in such agreement and Company and its Subsidiaries exercise best efforts thereafter to collect any applicable termination penalty or other obligations owed to Company or any of its Subsidiaries by the counterparty to such agreement”.

     SECTION 2. CONDITIONS TO EFFECTIVENESS

               Section 1 of this Amendment shall only become effective upon the first date on which all of the following conditions precedent shall have been satisfied (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

     2.1 Trezzo Restructuring Documents. Administrative Agent shall have received copies of, and shall be satisfied with the form and substance of, the principal documents relating to the Trezzo Project Restructuring, and Administrative Agent shall have received written acknowledgement in form and substance satisfactory to Administrative Agent from Covanta and its Subsidiaries (other than Borrowers and their Subsidiaries) (i) that the Trezzo Project Restructuring shall not give rise to any obligations under any Existing IPP International Project Guaranty and (ii) that Covanta and such Subsidiaries, immediately after giving effect to the Trezzo Project Restructuring, have no outstanding claims against any Borrower or any Subsidiary of any Borrower arising under or relating to the guaranties described in clause (i) of the definition of Existing IPP International Project Guaranties.

     2.2 Payment of Expenses. Borrowers shall have paid in full all outstanding statements for fees and expenses of O’Melveny & Myers LLP, to the extent submitted to Company prior to 12:00 Noon (New York City time) on August 12, 2004.

     2.3 Amendment Fee. Borrowers shall have paid to Administrative Agent, for distribution to each Lender that has executed and delivered a counterpart to this Amendment prior to 12:00 Noon (New York City time) on August 13, 2004, an amendment fee equal to 0.1% of such Lender’s Loan Exposure on and as of such date.

     SECTION 3. BORROWERS’ REPRESENTATIONS AND WARRANTIES

               In order to induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrowers represent and warrant to each Lender that the following statements are true, correct and complete:

     3.1 Corporate Power and Authority. Each Loan Party that is party thereto has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (collectively, the “Amended Agreement”).

     3.2 Authorization of Agreements. The execution and delivery of this Amendment have been duly authorized by all necessary corporate action on the part of each Loan Party that is party thereto and the performance of this Amendment and the Amended Agreement has been duly authorized by all necessary corporate action on the part of each Loan Party that is party thereto.

     3.3 No Conflict. The execution and delivery by each Loan Party that is party to this Amendment and the performance by each Borrower of this Amendment and the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to CEA, Company or any of its Subsidiaries, the Organizational Documents of CEA, Company or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on CEA, Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of CEA, Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of CEA, Company or any of its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of CEA, Company or any of its Subsidiaries.

     3.4 Governmental Consents. The execution and delivery by each Loan Party that is party to this Amendment and the performance by each Borrower of this Amendment and the Amended Agreement do not and will not require any Governmental Authorization.

     3.5 Binding Obligation. This Amendment has been duly executed and delivered by each Loan Party that is party thereto, and each of this Amendment and the Amended Agreement is the legally valid and binding obligation of each Loan Party enforceable against each Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

     3.6 Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     3.7 Absence of Default. As of the date hereof after giving effect hereto, there exists no Event of Default or Potential Event of Default under the Credit Agreement.

     SECTION 4. ACKNOWLEDGEMENT AND CONSENT

               Each Borrower and CEA hereby acknowledges that it has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under each of the Loan Documents to which such Loan Party is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

     SECTION 5. MISCELLANEOUS

5.1	Reference to and Effect on the Credit Agreement and the Other Loan Documents.

               A. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

               B. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               C. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     5.2 Fees and Expenses. Each Borrower acknowledges that all costs, fees and expenses as described in subsection 9.2 of the Credit Agreement incurred by Administrative Agent or the Lenders and counsel to Administrative Agent with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers.

     5.3 Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     5.4 Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     5.5 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

               Executed counterparts hereof may be delivered by telefacsimile. The effectiveness of any such signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Administrative Agent and Lenders. Administrative Agent may also require that any such signatures be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile signature.

               This Amendment (other than Section 1 hereof, the effectiveness of which shall be governed by Section 2 hereof) shall become effective upon the first date on which: (i) Borrowers, CEA and Requisite Lenders shall have each executed a counterpart hereof, and (ii) Company and Administrative Agent shall have received written or telephonic notification of such execution and authorization of delivery of such counterparts.

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               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:
COVANTA POWER INTERNATIONAL HOLDINGS, INC.
By: /s/ George Brown Name: George Brown Title: Authorized Officer
COVANTA POWER DEVELOPMENT, INC. COVANTA POWER DEVELOPMENT OF BOLIVIA, INC. COVANTA WASTE TO ENERGY OF ITALY, INC. OPI QUEZON, INC.
By: /s/ Timothy J. Simpson Name: Timothy J. Simpson Title: Authorized Officer
OTHER LOAN PARTIES:
COVANTA ENERGY AMERICAS, INC., as a Loan Party
By:/s/ Timothy J. Simpson Name: Timothy J. Simpson Title: Authorized Officer

ADMINISTRATIVE AGENT AND LENDERS:	DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent and Lender

By: DB Service New Jersey, Inc.
By: /s/ Alice L. Wagner

Name: Alice L. Wagner
Title: Vice President

By: /s/ Deborah O'Keeffe

Name: Deborah O'Keeffe
Title: Vice President

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